Item 30. Exhibit (g) vi. a. 13.

___________________________________________________________________________

NOTE: CERTAIN INFORMATION ENCLOSED WITHIN BRACKETS

HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS

BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

___________________________________________________________________________

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit 1

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(the “Reinsurer”)

This Amendment is effective August 1, 2019. The Agreements will be revised as follows:

The first two paragraphs of the Proofs section of the Claims article are hereby replaced in their entirety with the following:

The Ceding Company shall furnish the Reinsurer with copies of the proofs of claims on all Policies with face amounts greater than $ [_] and any other documentation that might reasonably be requested by the Reinsurer.

For incontestable claims with face amounts of $ [__] or less, the Ceding Company will not be required to submit copies of the proofs of claims. For all contestable claims and deaths occurring outside of the U.S. or Canada, however, the Ceding Company will send to the Reinsurer a copy of all non-privileged documents in connection with the claim including the underwriting file and any investigative reports available.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-10-19
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-10-19
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-10-19
Peter G Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Natalie Gleed	Date:	July 8, 2019
Print name:	Natalie Gleed
Title:	V.P.

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Audrey Chervansky	Date:	7/08/19
Print name:	Audrey Chervansky
Title:	Vice President

Exhibit 1

Agreements

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes
5/1/2001	VUL II,	[__]	[__]
Page 3 of 4
4/1/2005	GUL/GVUL	__	___
8/1/2008	VUL III,	[__]	[__]
4/1/2010	GUL/GVUL NY	[__]	[__]
12/1/2015	GULII/GVULII	[__]	[__]